Exhibit 99.4

Altria Group, Inc. and Subsidiaries

Valuation and Qualifying Accounts

For the Years Ended December 31, 2007, 2006 and 2005

(in millions)

		Additions
Description	Balance at the Beginning of the Period	Charged to Costs and Expense	Charged to Other Accounts	Deductions	Balance at the end of the Period
			a.	b.
2007
Consumer Products:
Allowance for discounts	$-	$493	$-	$493	$-
Allowance for doubtful accounts	6	-	1	4	3
Allowance for returned goods	1	3	-	2	2

	$7	$496	$1	$499	$5

Financial Services:
Allowance for losses	$480	$-	$-	$276	$204

2006
Consumer Products:
Allowance for discounts	$-	$516	$-	$516	$-
Allowance for doubtful accounts	2	4	-	-	6
Allowance for returned goods	2	1	-	2	1

	$4	$521	$-	$518	$7

Financial Services:
Allowance for losses	$596	$103	$-	$219	$480

2005
Consumer Products:
Allowance for discounts	$-	$529	$-	$529	$-
Allowance for doubtful accounts	2	-	-	-	2
Allowance for returned goods	14	(6)	-	6	2

	$16	$523	$-	$535	$4

Financial Services:
Allowance for losses	$497	$200	$-	$101	$596

a.  Primarily related to an acquisition.

b.  Represents charges for which allowances were created.